Exhibit 10.10
CLEARSIGN COMBUSTION CORPORATION

FOUNDERS AGREEMENT

This Founders Agreement (this "Agreement") is made and entered into as of April 14, 2008 (the "Effective Date") by and among ClearSign Combustion Corporation, a Washington corporation (the "Company"), David Goodson ("Goodson"), B.D. and D.G. Goodson Trust (the "Goodson Trust"), The Alternative Energy Resource Alliance ("AERA"), Geoff Osler ("Osler"), Richard Rutkowski ("Rutkowski"), Trinity West Trust I, and Trinity West Trust II (a "Rutkowski Trust" and, together with Trinity West Trust I, the "Rutkowski Trusts") (Goodson, Osler and Rutkowski collectively referred to as the "Founders," and the Goodson Trust, AERA, Osler and the Rutkowski Trusts collectively referred to as the "Investors").

RECITALS

A.           The Goodson Trust owns 832,000 shares of the Company's Common Stock, AERA owns 208,000 shares of the Company's Common Stock, Osler owns 380,000 shares of the Company's Class B Common Stock, and the Rutkowski Trusts own, in the aggregate, 480,000 shares of the Company's Class B Common Stock (together with any shares of Company capital stock held or in the future acquired by any of the Founders or Investors, the "Founder Shares").  Such fixed share numbers are subject to equitable adjustment for stock splits, stock dividends, combinations and the like occurring after the date hereof.

B.           Each Founder desires to provide incentive to the other Founders to remain with the Company and to provide a mechanism for the repurchase of Founder Shares owned by a Founder, a Permitted Transferee (as defined below) of such Founder, and/or an Investor consisting of an entity created for the benefit of such Founder or such Founder's Immediate Family (as defined below) (in respect of a particular Founder, such Investor, together with such Founder and any Permitted Transferee(s) of either such Founder or such Investor constitute a "Founder Group," provided, however, that the Founder Group for Goodson shall include Goodson, the Goodson Trust, and AERA) should such Founder's relationship with the Company terminate under specified circumstances.

AGREEMENTS

NOW, THEREFORE, in consideration of the promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

1.           Right of First Refusal.

1.1         Right of First Refusal.

(a)         No Investor, no Founder that owns any shares of the Company's capital stock, and no Permitted Transferee(s) of any such Investor or Founder may sell, pledge, gift or otherwise transfer, whether voluntarily or involuntarily, any Founder Shares unless (i) to the extent such Founder Shares are shares of Class B Common Stock, such Founder Shares have been converted into Common Stock of the Company ("Conversion Shares," any Founder Shares and any Conversion Shares referred to herein as "Shares"), and (ii) such sale, gift, pledge or other transfer is effected in compliance with all applicable terms and provisions of this Agreement.  Each Investor, each Founder and each Permitted Transferree is referred to hereinafter as a "Shareholder" and are collectively  referred to as "Shareholders".

(b)         If (i) a Shareholder proposes to sell, pledge, gift or otherwise voluntarily transfer to a third party any Shares, or any interest therein (such proposing Shareholder, a "Transferring Shareholder," and any such event a "Voluntary Transfer"), or (ii) Shares, or any interest therein, are to be transferred involuntarily to any third party pursuant to divorce, legal separation, foreclosure, legal judgment, bankruptcy or other legal or administrative proceeding, or any other involuntary transfer (the holder of any such involuntarily transferred Shares also a Transferring Shareholder, and any such event an "Involuntary Transfer"), the non-transferring Shareholders (the "Remaining Shareholders") shall have a right of first refusal with respect to all, or any portion thereof, of the Shares to be transferred, and the Company shall have a right of first refusal with respect to all, or any portion thereof, of the Shares to be transferred with respect to which the non-transferring Shareholders elected not to exercise their right of purchase as described in Section 1.1(e) (the Remaining Shareholders' right of first refusal and the Company's right of purchase being referred to as the "Rights of First Refusal").

(c)         In the event of a proposed Voluntary or Involuntary Transfer, the Transferring Shareholder shall give a written notice to the Remaining Shareholder and the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred (the "Offered Shares"), the proposed transfer price (if applicable), the name and address of the proposed transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws (a "Transfer Notice").  In the event of a Voluntary Transfer, the Transfer Notice shall be signed both by the Transferring Shareholder and by the proposed transferee and must constitute a binding commitment on both parties to the proposed transfer of the Offered Shares.  In the event of an Involuntary Transfer, the Transfer Notice shall contain an explanation of the circumstances of the transfer and copies of any related legal documents, including without limitation, any judgment liens, court documents or foreclosure notices.

(d)        The Remaining Shareholders shall have an option (subject to the provisions of Sections 1.2 and 1.6 below) for a period of 10 business days from the effective date of the Transfer Notice to elect to purchase all or any portion of their respective pro rata shares of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.  Each Remaining Shareholder may exercise such purchase option and thereby agree to purchase all or a portion of such Remaining Shareholder's pro rata share of the Offered Shares, by notifying the Transferring Shareholder and the Company to such effect in writing, on or before the last day of such 10 day period.  Such notice shall indicate whether such Remaining Shareholder elects to purchase any Overallotment Shares (as defined below), if available, and, if so, any limits thereon (the "Overallotment Limit").  Each Remaining Shareholder's pro rata share of the Offered Shares shall be a fraction of the Offered Shares, of which the numerator shall be the number of shares of the Common Stock (including shares of Common Stock issuable upon conversion of Class B Common Stock or Preferred Stock) owned by such Remaining Shareholder on the date of the Transfer Notice and the denominator shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Class B Common Stock or Preferred Stock) held by all Remaining Shareholders on the date of the Transfer Notice.  In the event any Remaining Shareholder declines to purchase its pro rata share of Offered Shares, all such unpurchased shares ("Overallotment Shares") shall be available to be purchased by Remaining Shareholders who have exercised their full pro rata purchase rights under this Section 1.1(d) and who indicated in connection with such exercise a desire to purchase Overallotment Shares ("Oversubscribers").  Overallotment Shares shall be allocated pro rata among Oversubscribers up to, with respect to an individual Oversubscriber, the Overallotment Limit expressed in such Oversubscriber's purchase election notices under this paragraph.  Each Remaining Shareholder shall be entitled to apportion Offered Shares to be purchased among its partners, members, shareholders and affiliates, provided that such Remaining Shareholder notifies the Transferring Shareholder of such allocation.  Payment for Offered Shares being purchased under this paragraph shall be by check or wire transfer, against delivery of certificates representing the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than 30 business days after the Remaining Shareholders' receipt of the Transfer Notice, provided, however, that in the event the Transfer Notice provided that payment for the Offered Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer (an "In-Kind Transfer"), the Remaining Shareholders shall have the option of paying for the Offered Shares with cash or cash equivalents at a price equal to the fair market value of the consideration described in the Transfer Notice as mutually agreed to by the Transferring Shareholder and the purchasing Remaining Shareholders or, if mutual agreement cannot be reached, the Fair Market Value as determined in accordance with Section 1.6.  The obligations of the Remaining Shareholders under this paragraph shall be several and not joint.  If the Remaining Shareholders decline or fail to purchase all of the Offered Shares as provided above, any remaining Offered Shares ("Remaining Shares") shall be subject to the purchase option granted to the Company pursuant to Section 1.1(e) below.

(e)         If the Remaining Shareholders have declined to purchase any portion of the Offered Shares, the Transferring Shareholder shall provide, within 12 business days of the effective date of the Transfer Notice, notice to the Company ("Additional Transfer Notice") which shall identify the number of Offered Shares which the Remaining Shareholders have elected to purchase, if any, and the number of Remaining Shares available for purchase by the Company.  The Company shall have the right to purchase all, or any portion thereof, of the Remaining Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Sections 1.2 and 1.6 below) by delivery of a notice of exercise of the Company Right of First Refusal within 15 business days after the date when the Transfer Notice was received by the Company.  Payment for Remaining Shares being purchased under this paragraph shall be by check or wire transfer, against delivery of certificates representing the Remaining Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than 30 days after the Company's receipt of the Transfer Notice, provided, however, that in the event the Transfer Notice provided that payment for the Offered Shares was to be made in the form of an In-Kind Transfer, the Company shall have the option of paying for the Remaining Shares with cash or cash equivalents at a price equal to the fair market value of the consideration described in the Transfer Notice or the Fair Market Value as determined in accordance with Section 1.6.

(f)           The Remaining Shareholders' and Company's rights under this Section 1.1 shall be assignable, in whole or in part.

1.2         Transfer of Shares.  If the Remaining Shareholders and the Company fail to exercise their entire respective Rights of First Refusal within 30 days after the date of receipt of the Transfer Notice, the Transferring Shareholder may, not later than 90 days following the effective date of receipt of the Transfer Notice, conclude a sale, pledge, gift or transfer of the portion of the Offered Shares that were not elected to be purchased by either the Remaining Shareholders or the Company and were subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that, in accordance with Section 1.1, to the extent such Offered Shares contain shares of Class B Common Stock, all of such Offered Shares are converted into Common Stock prior to such sale, pledge, gift or transfer, and provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Transferring Shareholder is bound.  Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Transferring Shareholder, shall again be subject to the Rights of First Refusal and shall require compliance with the procedure described in Section 1.1 above.

1.3         Additional Shares or Substituted Securities.  In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Founder Shares or into which such Founder Shares thereby become convertible shall immediately be subject to this Section 1.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Founder Shares subject to this Section 1.

1.4         Permitted Transfers.

(a)         This Section 1 shall not apply to a proposed transfer of Founder Shares, and the proposed transferee of such Founder Shares will be considered a "Permitted Transferee" pursuant to this Agreement, subject to the terms hereof, provided that each of the following conditions precedent to the Company's recognizing such transfer are met:

(i)           The transfer of Founder Shares may only be made pursuant to (A) a transfer by beneficiary designation, will or intestate succession or (B) a voluntary transfer to the Shareholder's spouse, domestic partner, children (whether natural or adopted), siblings, or parents (such relations, the "Immediate Family") or to a trust established by the Shareholder for the benefit of the Shareholder or the Shareholder's Immediate Family; and

(ii)           The transferee must agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.

(b)           Any Permitted Transferee shall be deemed to be a party hereto as if such Permitted Transferee were the transferor and such Permitted Transferee's signature appeared on the signature pages of this Agreement and shall be deemed to be a Shareholder.  No transferee of any Shares shall be considered a Permitted Transferee pursuant to this Agreement unless and until such transferee shall have complied with the terms of Section 1.4(a).

1.5         Termination of Rights as Shareholder.  If the Remaining Shareholders or Company, as applicable, make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Offered Shares to be purchased in accordance with this Section 1, then after such time the person from whom such Offered Shares are to be purchased shall no longer have any rights as a holder of such Offered Shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such Offered Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor has or have been delivered as required by this Agreement.

1.6         Transfer Price.  In the event of a Voluntary Transfer by pledge, gift or In-Kind Transfer, or any Involuntary Transfer, the Remaining Shareholders and the Company shall be entitled to purchase the Offered Shares at the then effective fair market value for such Offered Shares (assuming their conversion into Conversion Shares), as determined in good faith by the Board of Directors (the "Fair Market Value").

2.           Conversion of Class B Common Stock.

2.1         Deemed Notice.

(a)         To the extent that a Shareholder is a holder of Class B Common Stock, effective as of the business day immediately prior to the date of any Voluntary or Involuntary Transfer by such Shareholder (a "Conversion Date"), this Agreement shall constitute notice to the Company, for purposes of the appropriate provisions of the Company's charter documents that are effective at such time, that such Shareholder irrevocably elects to convert that number of Founder Shares that are Class B Common Stock sufficient to cause the issuance of the number of Conversion Shares to be transferred (a "Conversion").

(b)         To the extent that a Founder is a holder of Class B Common Stock, effective as of the business day immediately prior to the date of the termination of such Founder's service to the Company (also referred to herein as a "Conversion Date") this Agreement shall constitute notice to the Company, for purposes of the appropriate provisions of the Company's charter documents that are effective at such time, that all Shareholders within the Founder Group of which such Founder is a part irrevocably elect to convert all of the then outstanding Founder Shares held by such Shareholders that are Class B Common Stock into Conversion Shares to be issued in such Shareholders' respective names in accordance with the Company's charter documents (also referred to herein as a "Conversion").  For purposes of this Section 2.1(b), employment with the Company or service as a member of the Company's Board of Directors, or both of them, shall constitute service to the Company.

2.2         Within five business days after the Conversion Date, any Shareholder whose Founder Shares are subject to a Conversion that has been elected as described in Section 2.1 shall surrender the certificate or certificates then evidencing the Founder Shares to be converted pursuant to this Section 2, duly endorsed or accompanied by an executed assignment separate from certificate, at the office of the Company or any transfer agent for such stock.  To facilitate such Conversion, each Shareholder has executed in blank the undated stock power attached to as Exhibit B to this Agreement and authorizes the Company, on Shareholder's behalf, to complete and use such assignment separate from certificate to facilitate Conversion in accordance with the terms of this Section 2.  If such Shareholder does not surrender such certificate or certificates as required under this Section 2 within five business days after the Conversion Date, then this Agreement shall constitute notice from the Shareholder to the Company that such certificate or certificates have been lost, stolen or destroyed, and that such Shareholder agrees to hold harmless and indemnify the Company against any loss incurred by the Company in connection with the Conversion and such certificates.

3.           Restrictions On Transfer; Legends.

3.1         Market Stand-Off.  In connection with the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, no Shareholder shall, without the prior written consent of the Company's managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's Common Stock or any securities convertible into or exercisable or exchangeable for Company's Common Stock (whether such shares or any such securities are then owned by the Shareholder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company's Common Stock or any securities convertible into or exercisable or exchangeable for Company's Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise.  Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days or such longer period requested by the underwriters to comply with regulatory restrictions on the publication of research reports (including, without limitation, NASD 2711).  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Company Common Stock subject to the Market Stand-Off, or into which such Company Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Founder Shares until the end of the applicable stand-off period.  This Section 3.1 shall not apply to Shares registered in the public offering under the Securities Act, and the Shareholder shall be subject to this Section 3.1 only if the directors and officers of the Company are subject to similar arrangements.

3.2         Legends.

(a)         All certificates evidencing Founder Shares consisting of shares of Common Stock shall bear the following legend:

"THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES).  SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES.  THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

(b)         All certificates evidencing Founder Shares consisting of shares of Class B Common Stock shall bear the following legend:

"THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES).  SUCH AGREEMENT CONSTITUTES AN ELECTION TO CONVERT THE SHARES INTO COMMON STOCK OF THE COMPANY UPON AN ATTEMPTED TRANSFER OF THE SHARES AND GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES.  THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

If required by the authorities of any state in connection with the issuance of any Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

(c)         At any time after the termination of this Agreement, any holder of a stock certificate legended pursuant to this Section 3.2 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

4.           General Provisions.

4.1         Term.

(a)         This Agreement shall automatically terminate upon the earliest to occur of (i) the consummation of the Company's first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (ii) termination of this Agreement in accordance with Section 4.7 below; (iii) the consummation of a Change of Control (as defined below) and distribution of proceeds to or escrow for the benefit of the Shareholders in accordance with the Articles; and (iv) the date on which the Shares shall constitute less than 20% of the outstanding capital stock of the Company.

(b)         For purposes of this Agreement, "Change of Control" means:  (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company's assets (including an exclusive worldwide license with respect to all or substantially all of the Company's intellectual property); (ii) the consummation of a merger, share exchange or consolidation of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)); or (iii) a liquidation, dissolution or winding up of the Company (whether voluntary or involuntary).

4.2         Successors and Assigns, Assignment.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3         Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.  The parties consent to jurisdiction and venue in the state and federal courts sitting in King County, Washington.

4.4         Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.4.  If notice is given to the Company, a copy shall also be sent to Perkins Coie LLP, Attention: David F. McShea, 1201 Third Avenue, Suite 4800, Seattle, WA 98101.

4.5         Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6         Titles and Headings.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7         Amendments and Waivers.  This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) with respect to each Founder Group, holders of a majority of the Founder Shares held in the aggregate by such Founder Group, provided that such consent shall not be required from a Founder Group that does not then own, in the aggregate, Founder Shares representing at least 10% of the outstanding capital stock of the Company unless the proposed amendment, termination or waiver would adversely affect the rights of such Founder Group in a manner differently than the rights of the other Founder Groups.  The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Section 4.7 shall be binding on each party and all of such party's successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

4.8         Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot negotiate a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.9         Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

4.10       Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.11       Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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In witness whereof, the parties hereto have executed this Founders Agreement as of the date first written above.

CLEARSIGN COMBUSTION CORPORATION

By:
Name:
Title:

Signature page to Founders Agreement

In witness whereof, the parties hereto have executed this Founders Agreement as of the date first written above.

FOUNDERS:

DAVID GOODSON

Signature:	/s/ David B. Goodson

GEOFF OSLER

Signature:	/s/ Geoffrey D. Osler

RICHARD RUTKOWSKI

Signature:	/s/ Richard Rutkowski

Signature page to Founders Agreement

In witness whereof, the parties hereto have executed this Founders Agreement as of the date first written above.

INVESTORS:

B.D. AND D.G. GOODSON TRUST

By:	/s/ Howard Sprouse
Name:	Howard Sprouse
Title:	Trustee

THE ALTERNATIVE ENERGY RESOURCE ALLIANCE

By:	/s/ David B. Goodson
Name:	David B. Goodson
Title:	Executive Director

TRINITY WEST TRUST I

By:	/s/ Geoffrey D. Osler
Name:	Geoffrey D. Osler
Title:	Trustee

TRINITY WEST TRUST II

By:	/s/ Geoffrey D. Osler
Name:	Geoffrey D. Osler
Title:	Trustee

Signature page to Founders Agreement

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement ("Adoption Agreement") is executed on ___________________, 20__, by the undersigned (the "Holder") pursuant to the terms of that certain Founders Agreement dated as of _____ __, 2008 (the "Agreement"), by and among the Company, the Founders and the Investors, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1           Acknowledgement.  Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the "Stock"), as a transferee of Shares from a party in such party's capacity as an "Shareholder" bound by the Agreement pursuant to the terms of Section 1.4(a) of the Agreement, and after such transfer, Holder shall be considered a "Shareholder" for all purposes of the Agreement.

1.2           Agreement.  Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be deemed Shares and be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3           Notice.  Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder's signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	CLEARSIGN COMBUSTION CORPORATION
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

EXHIBIT B

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Founders Agreement dated as of ______________, 2008 (the "Agreement"), the undersigned hereby sells, assigns and transfers unto ____________________________________ ________________, shares of the ____________________ Stock of ClearSign Combustion Corporation, a Washington corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No(s). __________ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:

SHAREHOLDER (if an entity)	SHAREHOLDER (if an individual)

[Print Name of Shareholder]	[Print Name of Shareholder]

[Signature]	[Signature ]

[Print Name of Signatory]	[Spouse's or Partner's Signature, if applicable]

[Print Title of Signatory]	[Print Spouse's or Partner's Name, if applicable]

Instruction:  Please do not fill in any blanks other than the signature line.  The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) and certain other parties to exercise their respective "Rights of Repurchase" as set forth in the Agreement without requiring additional signatures on the part of the Shareholder or Shareholder's Spouse.